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                                                                    EXHIBIT 10.3

                              MANAGEMENT AGREEMENT
                              --------------------


     This Management Agreement (this "Agreement") is made and entered into as of this 28th day of June, 1996, by and between ELDORADO RESORTS LLC, a Nevada limited liability company (the "Company"), and RECREATIONAL ENTERPRISES, INC., a Nevada corporation, and HOTEL-CASINO MANAGEMENT, INC., a Nevada corporation ("Managers").

                                    RECITALS
                                    --------

     A.  The Managers are Members of the Company.

     B. Under that certain Operating Agreement, of even date herewith, by and among all of the Members of the Company, the Managers have been appointed by the Members of the Company to be "Managers" of the Company.

     C. Among other duties that the Managers may have as Managers of the Company, the Managers have agreed to provide planning, financial and related services to the Company in accordance with the terms and provisions of this Agreement and for the compensation provided for in this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in accordance with the recitals set forth above and AS CONSIDERATION for the representations, warranties, covenants and agreements set forth in this Agreement, as well as for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              MANAGEMENT SERVICES

     The Managers shall provide to the Company executive oversight and management services consistent with policies established by the Company's Board of Managers (the "Board") and/or the Company's Chief Executive Officer,
President and Presiding Manager. The Manager shall (a) develop strategic plans for the Company's business and prepare annual budgets and capital expenditure plans for presentation to and approval by the Board, (b) provide advice and oversight with respect to financial matters for the Company, (c) establish and oversee the operation of financial accounting systems and controls, regularly review the Company's financial
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reports, including statements of operations of the Company, and prepare and make reports concerning financial matters as requested by the Board and/or the Company's Chief Executive Officer, President and Presiding Manger, (d) provide planning, design and architectural services as directed by the Board and/or the Company's Chief Executive Officer, and (d) furnish advice and recommendations with respect to human resource issues, facilities relocations and expansions, acquisitions, joint ventures and concerns that arise in connection with the operations of the Company.

                                   ARTICLE II

                                  COMPENSATION

     Section 2.1  Compensation.  Compensation to be paid to Managers shall be
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determined in advance on a quarterly basis for each quarter at the beginning of each quarter of each fiscal year of the Company. The Management Fee shall be based upon the services performed by the Managers, together with the performance of the Company in the preceding quarter and the anticipated services to be provided by the Managers in the upcoming quarter; provided, however, that the total annual Management Fee shall not exceed one and one-half percent (1-1/2%) of the Company's Net Revenue as defined herein.

     Section 2.2  "Net Revenue".  For the purposes of this Agreement, Net
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Revenue shall mean all revenues of the Company, including, without limitation, gaming, food and beverage, room and other revenues less promotional allowances determined in accordance with generally accepted accounting principles and as reflected on periodic financial reports of the Company.

     Section 2.3  Employee Benefit and Expense Reimbursement.  The Company shall
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reimburse the Managers for all reasonable out-of-pocket costs and expenses incurred in performing the Managers' duties under this Agreement. The Company shall provide insurance benefits to the employees of the Managers on the same basis as provided to the employees of the Company.

                                  ARTICLE III

                                      TERM

     Section 3.1  Term.  Unless terminated earlier by the mutual agreement of
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the Company and the Managers, or unless terminated by the Company for Cause (as defined in Section 3.2 hereof), the term of this Agreement shall be for a period of THREE (3) years, commencing on the date of this Agreement. At the end of such initial THREE (3) year period, this Agreement shall be renewed and the term of this Agreement shall be extended automatically for an additional period of THREE (3) years unless one party hereto at least THREE (3) calendar months before the end of such

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initial THREE (3) year period gives written notice to the other party hereto of such first party's intention to terminate this Agreement. Each renewed and extended term of this Agreement shall be renewed and extended automatically for an additional period of FIVE (5) years unless one party hereto at least THREE
(3) calendar months before the end of such renewed and extended term of this Agreement gives written notice to the other party hereto of such first party's intention to terminate this Agreement.

     Section 3.2  Termination for Cause.  The Company may terminate this
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Agreement and the services of one or both of the Managers if, in the performance of such Manager's duties under this Agreement, such Manager commits any felony, commits gross negligence in the performance of the Manager's duties under this Agreement, willfully engages in any activity that is contrary to the best interests of the Company and willfully disregards instructions from the Board or the Company's Chief Executive Officer, President and Presiding Manager to cease such activity, or otherwise willfully violates and disregards instructions from the Board and/or the Company Chief Executive Officer, President and Presiding Manager with respect to such Manager's responsibility and authority in performing such Manager's duties under this Agreement.

                                   ARTICLE IV

                        SCOPE OF DUTIES AND OBLIGATIONS

     Notwithstanding any other term or provision of this Agreement, the Managers shall not be required to devote their full time to the business or affairs of the Company but shall devote the time reasonably necessary to perform the duties and obligations of the Managers under this Agreement.

                                   ARTICLE V

                       CONFIDENTIALITY AND NONDISCLOSURE

     The Managers acknowledge that information, observations and data obtained by the Managers and their personnel during the term of this Agreement concerning the business or affairs of the Company and its affiliates are the property of the Company. The Mangers shall not disclose to any unauthorized person or use for the Managers' own account any of such information, observations or data without the written consent of the Board, and the Managers shall require all personnel and other persons performing duties under

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this Agreement on behalf of the Managers to agree to be bound by comparable limitations. Notwithstanding the foregoing, nothing in this Agreement shall prevent the disclosure of information, observations or data that becomes generally known to and available for use by the public other than as a result of a disclosure by any person or entity owing a duty of confidentiality to the Company. Upon the termination of this Agreement, the Managers shall deliver to the Company all memoranda, notes, plans, records, reports and other documents, and all copies thereof, regarding Company business or affairs, that the Managers then may possess or have under their control as a result of being or having been the Managers under this Agreement. The obligations of the Managers set forth in this Article V shall continue and remain in force and effect for a period of TWO
(2) years following the termination of this Agreement.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1  Successors and Assigns.  This Agreement is intended to bind
                  ----------------------
and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. the Managers may not delegate or assign any of their respective duties or obligations under this Agreement except to any corporation, partnership, limited liability company or other entity under the same control as currently in place for each Manager.

     Section 6.2  Notices.  All notices or other communications required or
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permitted to be given under this Agreement shall be in writing and shall be (a)
delivered personally, (b) sent via Federal Express (or via another comparable overnight delivery service), (c) sent via facsimile machine or (d) mailed, certified or registered mail, return receipt requested, to the parties hereto at the addresses set forth in relation to the signature lines of this Agreement. Personally delivered notices shall be deemed given upon actual personal delivery to the intended recipient. Facsimile notices shall be deemed given upon completion of transmission of the receiving facsimile machine and the return to the transmitting facsimile machine of an acknowledgment of the receipt thereof. Notices sent via Federal Express (or via another comparable overnight delivery service) shall be deemed given on the business day immediately following the day of dispatch. Mailed notices shall be deemed given upon the earlier of THREE (3) business days after deposit into the United States mail, registered or certified, with postage fully prepaid, or the date of actual receipt as evidenced by the return receipt.

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     Section 6.3.  Severability.  If any sentence, paragraph, clause or
                   ------------
combination of the same is this Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction where it is so held, the remainder of this Agreement shall remain binding on the parties hereto in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement otherwise shall be unaffected and shall remain enforceable in all other jurisdictions.

     Section 6.4.  Governing Law.  The validity, construction, interpretation
                   -------------
and enforceability of this Agreement shall be determined and governed by the laws of the State of Nevada.

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Notwithstanding the foregoing, if any law or set of laws in the State of Nevada requires or otherwise dictates that the laws of another state or jurisdiction must be applied in any proceeding involving this Agreement, then such Nevada law or set of laws shall be superseded by this Section 6.4, and the remaining laws of the State of Nevada nonetheless shall be applied in such proceeding.

     Section 6.5.  Choice of Forum.  Any judicial proceeding brought by any
                   ---------------
party hereto as a result of a dispute or controversy arising out of or related to this Agreement shall be commenced in courts located within Washoe County, Nevada. All parties hereto agree to submit to the jurisdiction of the federal and state courts located within such county in the event of such a dispute or controversy.

     Section 6.6.  Headings.  The headings and captions appearing at the
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beginning of each Article and Section of this Agreement are included herein for the convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any term or provision of this Agreement. This Agreement shall be enforced and construed as if no headings or captions appeared herein.

     Section 6.7.  Waiver.  No waiver of any breach or default of this Agreement
                   ------
by any party hereto shall be considered to be a waiver of any other breach or default of this Agreement.

     Section 6.8.  Remedies.  Each of the parties to this Agreement shall be
                   --------
entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any term or provision of this Agreement and to exercise all other rights existing in its favor. The parties to this Agreement agree and acknowledge that money damages may not be an adequate remedy for any breach of any term or provision of this Agreement and that any party to this Agreement in its sole and absolute discretion may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any breach of any term or provision of this Agreement.

     Section 6.9.  Venue and Arbitration.  Any dispute arising under this
                   ---------------------
Agreement shall be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in Reno, Nevada, before a single arbitrator selected by the Managers and the Company, or, if they are unable to agree on the identity of the arbitrator, before a panel of three (3) arbitrators, one (1) selected by the Mangers, one (1) selected by the Company, and the third selected by the other two (2) arbitrators. Failing the selection of any required arbitrator, the selection of such

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arbitrator shall be made by the American Arbitration Association. The award of the arbitrators shall be final and binding, and judgment on the award may be entered by any court of competent jurisdiction located within Washoe County, Nevada. This submission and agreement to arbitrate shall be specifically enforceable. The prevailing party or parties in any such arbitration or in any action to enforce this agreement to arbitrate shall be entitled all reasonable costs and expenses, including attorneys' fees, incurred in connection therewith.

     Section 6.10.  Attorneys' Fees.  If a dispute arises with respect to this
                    ---------------
Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expense, incurred in ascertaining such party's rights and in preparing to enforce and in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

     Section 6.11.  Counterparts.  This Agreement may be executed in
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counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one agreement.

     Section 6.12.  Entire Agreement.  This Agreement contains the entire
                    ----------------
agreement between the parties hereto relating to the subject matter of this Agreement, and no written or oral prior representations, agreements or warranties of any party hereto shall be of any force or effect unless embodied herein.

     IN WITNESS WHEREOF, the Company and the Managers have executed this Agreement on the date first written above.

The "Company"

ELDORADO RESORTS LLC
A Nevada Limited Liability Company



By: /s/ Donald L. Carano
    ________________________________
    DONALD L. CARANO,
    Chief Executive Officer,
    President and Presiding Officer



By: /s/ Raymond J. Poncia, Jr.
    ________________________________
    RAYMOND J. PONCIA, JR.,
    President of Hotel-Casino

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   Management, Inc., Assistant
   Presiding Manager of the Company

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"Managers"

RECREATIONAL ENTERPRISES, INC.,
A Nevada Corporation



By: /s/ Donald L. Carano
    ________________________________
    DONALD L. CARANO, President

HOTEL-CASINO MANAGEMENT, INC.
A Nevada Corporation



By: /s/ Raymond J. Poncia, Jr.
    __________________________________
    RAYMOND J. PONCIA, JR., President

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